                                                                  EXHIBIT 10.20

                                  OFFICE LEASE
                                    FOR THE
                              CARMEL VALLEY CENTRE

                                 by and between

                   Landlord:  Carmel Valley Partners I

                                      and

         Tenant:  First Virtual Holdings. Inc., a Wyoming corporation

                           Date:  February 1, 1996

                               TABLE OF CONTENTS

LEASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . .        1

ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .        3
1.1.    Additional Rent   . . . . . . . . . . . . . . . . . . . . . .        3
1.2.    Building; Office Building   . . . . . . . . . . . . . . . . .        3
1.3.    Commencement Date   . . . . . . . . . . . . . . . . . . . . .        3
1.4.    Common Areas  . . . . . . . . . . . . . . . . . . . . . . . .        3
1.5.    Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
1.6.    Lease Term  . . . . . . . . . . . . . . . . . . . . . . . . .        3
1.7.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . .        3
1.8.    Monthly Rent  . . . . . . . . . . . . . . . . . . . . . . . .        3
1.9.    Operating Expenses  . . . . . . . . . . . . . . . . . . . . .        4
1.10.   Premises  . . . . . . . . . . . . . . . . . . . . . . . . . .        5
1.11.   Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . .        5
1.12.   Property Taxes  . . . . . . . . . . . . . . . . . . . . . . .        5
1.13.   Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
1.14.   Rent Adjustment   . . . . . . . . . . . . . . . . . . . . . .        6
1.15.   Rentable Area   . . . . . . . . . . . . . . . . . . . . . . .        6
1.16.   Rules and Regulations   . . . . . . . . . . . . . . . . . . .        6
1.17.   Supplemental Provisions   . . . . . . . . . . . . . . . . . .        6
1.18.   Target Commencement Date  . . . . . . . . . . . . . . . . . .        6
1.19.   Tenant Improvements   . . . . . . . . . . . . . . . . . . . .        6
1.20.   Tenant Improvements Agreement   . . . . . . . . . . . . . . .        6
1.21.   Usable Area   . . . . . . . . . . . . . . . . . . . . . . . .        6

ARTICLE 2 - LEASE OF PREMISES AND TERM OF LEASE . . . . . . . . . . .        6
2.1.    Lease of Premises   . . . . . . . . . . . . . . . . . . . . .        6
2.2.    Lease Term  . . . . . . . . . . . . . . . . . . . . . . . . .        6
2.3.    Delay in Commencement   . . . . . . . . . . . . . . . . . . .        6
2.4.    Early  Occupancy  . . . . . . . . . . . . . . . . . . . . . .        7

ARTICLE 3 - RENT  . . . . . . . . . . . . . . . . . . . . . . . . . .        7
3.1.    Monthly Rent  . . . . . . . . . . . . . . . . . . . . . . . .        7
        3.1.1.    Payment of Monthly Rent . . . . . . . . . . . . . .        7
        3.1.2.    Rent Adjustments  . . . . . . . . . . . . . . . . .        7
3.2.    Additional Rent   . . . . . . . . . . . . . . . . . . . . . .        7
        3.2.1.    Tenant's Share of Operating Expenses  . . . . . . .        7
        3.2.2.    Expense Statements  . . . . . . . . . . . . . . . .        7
        3.2.3.    Year-End Adjustments  . . . . . . . . . . . . . . .        8
        3.2.4.    Audit and Adjustment Procedures . . . . . . . . . .        8
        3.2.5.    Adjustment Upon Termination of Lease  . . . . . . .        8
        3.2.6.    Tenant's Taxes  . . . . . . . . . . . . . . . . . .        8
3.3.    Interest and Late Charges   . . . . . . . . . . . . . . . . .        8
3.4.    Security Deposit    . . . . . . . . . . . . . . . . . . . . .        8
3.5.    Advance Rent  . . . . . . . . . . . . . . . . . . . . . . . .        9
3.6.    Disputed Sums   . . . . . . . . . . . . . . . . . . . . . . .        9

ARTICLE 4 - USE OF PREMISES . . . . . . . . . . . . . . . . . . . . .        9
4.1.    Permitted Use   . . . . . . . . . . . . . . . . . . . . . . .        9
4.2.    Acceptance of Premises  . . . . . . . . . . . . . . . . . . .        9
4.3.    Conduct of Business   . . . . . . . . . . . . . . . . . . . .        9
        4.3.1.    Nuisances . . . . . . . . . . . . . . . . . . . . .        9
        4.3.2.    Noxious Activities  . . . . . . . . . . . . . . . .       10
        4.3.3.    Compliance with Laws and Recorded Covenants . . . .       10
        4.3.4.    Increase Insurance  . . . . . . . . . . . . . . . .       10
4.4.    Rules and Regulations   . . . . . . . . . . . . . . . . . . .       10
4.5.    Signage Requirements  . . . . . . . . . . . . . . . . . . . .       10
4.6.    Toxic Materials   . . . . . . . . . . . . . . . . . . . . . .       10
4.7.    Exterior Balcony Areas  . . . . . . . . . . . . . . . . . . .       11

ARTICLE 5 - SERVICES AND UTILITIES  . . . . . . . . . . . . . . . . .       11
5.1.    Landlord's Provision of Services  . . . . . . . . . . . . . .       11
        5.1.1.    HVAC Services . . . . . . . . . . . . . . . . . . .       11
        5.1.2.    Elevator Service  . . . . . . . . . . . . . . . . .       12
        5.1.3.    Cleaning Service  . . . . . . . . . . . . . . . . .       12
5.2.    Utility  Failure  . . . . . . . . . . . . . . . . . . . . . .       12
5.3.    Changes by Landlord   . . . . . . . . . . . . . . . . . . . .       12
5.4.    Parking   . . . . . . . . . . . . . . . . . . . . . . . . . .       12
5.5.    Tenant's Utilities Services   . . . . . . . . . . . . . . . .       12

ARTICLE 6     MAINTENANCE AND REPAIR  . . . . . . . . . . . . . . . .       13
6.1.    Tenant to Maintain  . . . . . . . . . . . . . . . . . . . . .       13
6.2.    Landlord's Maintenance  . . . . . . . . . . . . . . . . . . .       13

ARTICLE 7 - ALTERATIONS AND IMPROVEMENTS  . . . . . . . . . . . . . .       13
7.1.    Consent of Landlord to Alterations  . . . . . . . . . . . . .       13
7.2.    General Contractor and Bonds  . . . . . . . . . . . . . . . .       14
7.3.    Builder's Insurance . . . . . . . . . . . . . . . . . . . . .       14
7.4.    Freedom From Liens  . . . . . . . . . . . . . . . . . . . . .       14
7.5.    Restoration . . . . . . . . . . . . . . . . . . . . . . . . .       15

ARTICLE 8 - RIGHTS OF LANDLORD  . . . . . . . . . . . . . . . . . . .       15
8.1.    Entry and Inspection  . . . . . . . . . . . . . . . . . . . .       15
        8.1.1.    Landlord's Inspection and Maintenance . . . . . . .       15
        8.1.2.    Emergency Entry . . . . . . . . . . . . . . . . . .       15
        8.1.3.    Exhibition of Premises  . . . . . . . . . . . . . .       15
8.2.    Transfer by Landlord  . . . . . . . . . . . . . . . . . . . .       16
8.3.    Common Areas  . . . . . . . . . . . . . . . . . . . . . . . .       16
8.4.    Relocation of Premises  . . . . . . . . . . . . . . . . . . .       16
8.5.    Right of Landlord to Perform  . . . . . . . . . . . . . . . .       16
8.6.    Rights Reserved . . . . . . . . . . . . . . . . . . . . . . .       16

ARTICLE 9 - INSURANCE AND INDEMNITY . . . . . . . . . . . . . . . . .       17
9.1.    Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . .       17
        9.1.1.    Required Insurance  . . . . . . . . . . . . . . . .       17
        9.1.3.    Adjustments to Insurance  . . . . . . . . . . . . .       18
        9.1.4.    Use of Premises . . . . . . . . . . . . . . . . . .       18
9.2.    Landlord's Insurance  . . . . . . . . . . . . . . . . . . . .       18
9.3.    Increase in Premiums  . . . . . . . . . . . . . . . . . . . .       18
9.4.    Waiver of Subrogation . . . . . . . . . . . . . . . . . . . .       18
9.5.    Indemnification of Landlord   . . . . . . . . . . . . . . . .       18
9.6.    Landlord's Nonliability . . . . . . . . . . . . . . . . . . .       19

ARTICLE 10 - ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . .       19
10.1.   Lease is Personal . . . . . . . . . . . . . . . . . . . . . .       19
10.2.   "Transfer of the Premises" Defined  . . . . . . . . . . . . .       19
10.3.   No Transfer Without Consent   . . . . . . . . . . . . . . . .       20
10.4.   When Consent Granted  . . . . . . . . . . . . . . . . . . . .       20
10.5.   Procedure for Obtaining Consent   . . . . . . . . . . . . . .       20
10.6.   Effect of Transfer  . . . . . . . . . . . . . . . . . . . . .       21
10-7.   Recapture of the Premises   . . . . . . . . . . . . . . . . .       21
10.8.   Liability . . . . . . . . . . . . . . . . . . . . . . . . . .       22

ARTICLE 11 - DAMAGE OR DESTRUCTION  . . . . . . . . . . . . . . . . .       22
11.1.   Insured Damage  . . . . . . . . . . . . . . . . . . . . . . .       22
11.2.   Uninsured Casualty  . . . . . . . . . . . . . . . . . . . . .       22
11.3.   Temporary Reduction of Rent   . . . . . . . . . . . . . . . .       23
11.4.   Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . .       23
11.5.   Tenant's Property . . . . . . . . . . . . . . . . . . . . . .       23
11.6.   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
11.7.   Landlord's Election . . . . . . . . . . . . . . . . . . . . .       23

ARTICLE 12 - CONDEMNATION . . . . . . . . . . . . . . . . . . . . . .       23
12.1. Substantial or Total Taking . . . . . . . . . . . . . . . . . .       23
12.2. Temporary Taking  . . . . . . . . . . . . . . . . . . . . . . .       24

ARTICLE 13 - DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . .       24
13.1.   Events of Default   . . . . . . . . . . . . . . . . . . . . .       24
        13.1.1.   Vacation or Abandonment . . . . . . . . . . . . . .       24
        13.1.2.   Failure to Pay  . . . . . . . . . . . . . . . . . .       24
        13.1.3.   Failure to Perform  . . . . . . . . . . . . . . . .       24
        13.1.4.   Other Defaults  . . . . . . . . . . . . . . . . . .       24
13.2.   Landlord's Remedies   . . . . . . . . . . . . . . . . . . . .       25
        13.2.1.   Termination of Possession . . . . . . . . . . . . .       25
        13.2.2.   Reentry and Removal . . . . . . . . . . . . . . . .       25
        13.2.3.   Damages . . . . . . . . . . . . . . . . . . . . . .       25
        13.2.4.   No Termination; Recovery of Rent  . . . . . . . . .       26
        13.2.5.   Reletting the Premises  . . . . . . . . . . . . . .       26
        13.2.6.   No Waiver; Remedies Cumulative  . . . . . . . . . .       26
        13.2.7.   Landlord's Right to Cure Defaults . . . . . . . . .       26
13.3.   Legal Costs   . . . . . . . . . . . . . . . . . . . . . . . .       27
        13.3.1.   Legal Proceedings . . . . . . . . . . . . . . . . .       27
13.4.   Landlord's Consent  . . . . . . . . . . . . . . . . . . . . .       27

ARTICLE 14 - ESTOPEL CERTIFICATES . . . . . . . . . . . . . . . . . .       27
        14.1.     Estoppel Certificates  . . .. . . . . . . . . . . .       27
        14.1.1.   Landlord's Request  . . . . . . . . . . . . . . . .       27
        14.1.2.   Failure to Deliver  . . . . . . . . . . . . . . . .       28
        14.1.3.   Financing . . . . . . . . . . . . . . . . . . . . .       28

ARTICLE 15 - SURRENDER OF PREMISES; REMOVAL OF PROPERTY . . . . . . .       28
15.1.   Holding Over  . . . . . . . . . . . . . . . . . . . . . . . .       28
15.2.   Surrender of Premises   . . . . . . . . . . . . . . . . . . .       29
        15.2.1.   Surrender of Lease not Merger . . . . . . . . . . .       29
        15.2.2.   Condition of Premises . . . . . . . . . . . . . . .       29
        15.2.3.   Abandoned Property  . . . . . . . . . . . . . . . .       29
        15.2.4.   Improvements to Premises  . . . . . . . . . . . . .       29

ARTICLE 16 - TENANT IMPROVEMENT AGREEMENT . . . . . . . . . . . . . .       29

ARTICLE 17 - SUBORDINATION AND QUIET ENJOYMENT  . . . . . . . . . . .       30
17.1.   Priority of Encumbrances  . . . . . . . . . . . . . . . . . .       30
17.2.   Attornment  . . . . . . . . . . . . . . . . . . . . . . . . .       30
17.3.   Signing of Documents  . . . . . . . . . . . . . . . . . . . .       30
17.4.   Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . .       30

ARTICLE 18 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .       30
18.1.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . .       30
18.2.   Headings and Titles . . . . . . . . . . . . . . . . . . . . .       30
18.3.   Interpretation  . . . . . . . . . . . . . . . . . . . . . . .       30
18.4.   Successors and Assigns  . . . . . . . . . . . . . . . . . . .       31
18.5.   Time is of the Essence  . . . . . . . . . . . . . . . . . . .       31
18.6.   Severability  . . . . . . . . . . . . . . . . . . . . . . . .       31
18.7.   Integration . . . . . . . . . . . . . . . . . . . . . . . . .       31
18.8.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .         31
18.9.   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . .       31
18.10.  No Light, Air or View Easements   . . . . . . . . . . . . . .       31
18.11.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . .         31
18.12.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .         32
18.13.  No Partnership  . . . . . . . . . . . . . . . . . . . . . . .       32
18.14.  Corporation or Partnership as Tenant  . . . . . . . . . . . .       32
18.15.  Memorandum of Lease . . . . . . . . . . . . . . . . . . . . .       32
18.16.  Joint and Several Liability   . . . . . . . . . . . . . . . .       32
18.17.  Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . .       32
18.18.  Liability   . . . . . . . . . . . . . . . . . . . . . . . . .       32
18.19.  Guarantee of Lease  . . . . . . . . . . . . . . . . . . . . .       32
18.20.  No Option or Offer  . . . . . . . . . . . . . . . . . . . . .       33

LIST OF EXHIBITS

EXHIBIT  "A"    -     LEGAL DESCRIPTION FOR OFFICE BUILDING
EXHIBIT  "B"    -     PREMISES
EXHIBIT  "D"    -     RENTABLE AREA & USABLE AREA
EXHIBIT  "E"    -     RULES AND REGULATIONS
EXHIBIT  "F"    -     SUPPLEMENTAL PROVISIONS
EXHIBIT  "I"    -     BALCONY DRAWING

                                LEASE AGREEMENT

         This Lease Agreement (the "Lease") is entered into as of February 1, 1996, by and between Carmel Valley Partners I, a California general partnership ("Landlord"), and First Virtual Holdings, Inc., a Wyoming corporation ("Tenant").


                             BASIC LEASE PROVISIONS

1.       BUILDING NAME AND ADDRESS:

         Carmel Valley Centre One
         11975 El Camino Real
         San Diego, CA 92130
         (The parcel of land on which the Building is located is more particularly described in Exhibit "A", Legal Description, attached hereto.)

2.       PREMISES:

         Floor Number(s):         Third
         Suite Number(s):         304
         Rentable Area of the Premises:     2,549 square feet
         Usable Area of the Premises:       2,236 square feet
                                 (Exhibit "B")

3.       LEASE TERM:  1   year and   5   months, plus any portion of a month at
         the commencement of the Lease Term. (Section 2.2)

4.       COMMENCEMENT DATE:       February 1, 1996

5.       MONTHLY RENT:    $4,200.00        (1.6477 per rentable square foot)

                                           (Section 3.1 &
                                           Exhibit C)

6.       SECURITY DEPOSIT: $ 4,200.00      (Section 3.4)

7.       ADVANCE RENT: $ 4,200.00          (Section 3.5)

8.       TENANT'S PERCENTAGE SHARE:          4.76%
         Based on the Total Rentable Area of the Building:   53,500 rentable
                                                                    square feet
                                (Section 3.2.1.)

9.       LANDLORD'S EXPENSE STOP: $        N/A     per square foot of Rentable
          Area of the Premises.                               (Section 3.2-1.)

10.      ADDRESSES FOR NOTICES:

         Landlord:        Carmel Valley Partners I
                          11975 El Camino Real, Suite 200
                          San Diego, CA 92130

         Tenant:          Premises


                                 (Section 18.8)

11. PARKING SPACES: Tenant is entitled to 4 unassigned parking spaces per 1,000 feet of Usable Area of the Premises. (Exhibit "E")



-------------------                                   -----------------
Landlord's Initials                                   Tenant's Initials

12. PERMITTED USE: General office purposes for the business of computer software services.

                                                                (Section 4.1)

13.     TENANT'S GUARANTOR: (If none, so state)

        None

                                                                (Exhibit "H")

14.     TENANT IMPROVEMENT ALLOWANCE: None
                                                                        INITIAL

15.     CONTENTS: This Lease consists of Pages 1 through 33;
        Sections 1 through 18; Addenda: None; and Exhibits:

        "A" - Legal Description
        "B" - Premises
        "C" - Rent Adjustment
        "D" - Rentable Area & Usable Area
        "E" - Rules & Regulations                       INITIAL
        "F" - Supplemental Provisions
        "G" - Tenant Improvements Agreement
        "H" - Guaranty of Lease
        "I" - Balcony Drawing                                           INITIAL

16.     BROKER: None
                                                                (Section 18.11)

17. BALCONY USE: (If none, so state) _________. The balcony which adjoins the Premises as shown on Exhibit "I" at the northwest portion of the building.
                                                                (Exhibit "I" &
                                                                 Section 4.7)

The Basic Lease Provisions set forth above are intended only to summarize matters which are addressed more completely in the General Lease Provisions which follow. The references in parenthesis to Sections and Exhibits are intended to indicate the major source for the Basic Lease Provisions, but other sources not so indicated may also apply. If there is any conflict between any Basic Lease Provision set forth above and any other provision of the Lease, the latter shall control.



------------------------------                  ------------------------------
Landlord's Initials                             Tenant's Initials

                            GENERAL LEASE PROVISIONS

                                   ARTICLE 1

                                  DEFINITIONS

         For purposes of this Lease, amendments hereto and other supplemental agreements hereto, the following terms shall have the meanings set forth below, unless expressly stated otherwise.

         1.1. Additional Rent. The term "Additional Rent" as used in this Lease shall mean the sums, if any, required to be paid by Tenant pursuant to
Section 3.2. and all other sums and charges required to be paid by Tenant under the Lease except for Monthly Rent, regardless of whether such sums are periodic or one-of-a-kind.

         1.2. Building; Office Building. The term "Building" or "Office Building" shall mean the building in which the Premises is located as described in Item 1 of the Basic Lease Provisions and additionally shall include all landscaping, parking facilities and other improvements and appurtenances situated on the parcel of land underlying the Building.

         1.3.

         1.4. Common Areas. The term "Common Areas" shall refer to all areas of the Building which are not now or hereafter occupied or occupyable on an exclusive basis by tenants as premises, including parking areas, driveways, delivery passages, sidewalks, ramps, landscaped and planted areas, exterior balconies, stairways, hallways, interior stairwells, lobbies, elevators, restrooms, electrical rooms, janitorial rooms, retaining walls, fountains, statues and all other areas and improvements designated by Landlord for the common use of Landlord and tenants of the Building and their respective employees and invitees. The exterior balconies are included in Common Areas for the purpose of assuring their proper maintenance, repair and use. Only those tenants whose premises are located immediately adjacent to the exterior balconies and whose leases specifically authorize exterior balcony use shall have the right to their use.

         1.5 Lease. The term "Lease" shall mean the Basic Lease Provisions, the General Lease Provisions, all Exhibits to the Lease, and all Addenda, Riders and Amendments, if any, which may be made to supplement, amend or modify it.

         1.6. Lease Term. As used in this Lease, the term, "Lease Term" shall mean the entire period during which this Lease is in effect, commencing with the Commencement Date and continuing for the period of time specified as the Lease Term in Item 3 of the Basic Lease Provisions plus any extensions, renewals, or holding over periods of time.

         1.7. Legal Holidays. The term "Legal Holidays" shall include only New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day; provided that Landlord may make additions to the definition of Legal Holidays.

         1.8. Monthly Rent. The term "Monthly Rent" shall mean the Monthly Rent stated in Item 5 of the Basic Lease Provisions.

         1.9. Operating Expenses. The term "Operating Expenses" shall mean any and all costs and expenses in connection with the ownership, operation, maintenance and repair of the Office Building, as determined by generally accepted accounting principles, and may include, but not be limited to, the following items:

                 1.9.1. Wages, salaries, payroll taxes and fringe benefits of all employees engaged in the operation and maintenance of the Office Building;

                 1.9.2. The cost of supplies, materials and tools used in the operation and maintenance of the Office Building;

                 1.9.3. The cost of gas, electricity, water, sewer usage, power, heating, lighting, air conditioning and ventilation associated with the Office Building and all other services furnished by Landlord pursuant to Article 5 of this lease, excepting only those services which are metered or charged separately to a particular premises or tenant, as described in Section 5.5.;

                 1.9.4. The cost of replacement of any equipment which is a part of, or is used in connection with the operation of, the Office Building and all maintenance and service charges on all such equipment;

                 1.9.5. The cost of insurance applicable to the Building and to Landlord's personal property used in connection therewith;

                 1.9.6. The cost of regular and recurring services connected with the day-to-day operation, maintenance and repair of the Office Building;

                 1.9.7. Capital improvement costs for expenditures made to the Building by Landlord which (a) have the intent or effect of reducing applicable operating costs, or (b) are required under any governmental law or regulation not applicable to the Building at the time it was originally constructed. The portion of such costs to be included each year in Operating Costs shall be that fraction allocable to the year in question calculated by amortizing the cost over the reasonable useful life of such improvement, as determined by Landlord, with interest on the unamortized balance at the higher of (i) two percent (2%) over the Prime Rate (as defined below) per annum; or (ii) the interest rate as may have been paid by Landlord for funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law;

                 1.9.8. The cost of maintaining and operating all Common Areas (including parking facilities) operated by Landlord for use by tenants of the Building;

                 1.9.9. The cost of all accounting, legal and other professional fees incurred in connection with the operation of the Office Building;

                 1.9.10. A management fee, which may be payable to Landlord or a management agent employed by Landlord, not to exceed five percent (5%) of the gross rents from the Office Building;

                 1.9.11. The cost of insured repairs to the Premises or the Office Building, up to the amount of the deductible under the applicable policy of insurance; and

                 1.9.12. The cost of all Property Taxes (as defined in Section 1.12) and any costs and expenses incurred in contesting the amount or validity of any Property Taxes by Landlord.

         1.10. Premises. The term "Premises" shall refer to the area described in Item 2 of the Basic Lease Provisions and delineated on Exhibit "B" attached hereto.

         1.11. Prime Rate. The term "Prime Rate" shall mean the rate publicly announced from time to time by Bank of America N.T.&S.A.as its reference rate.

         1.12. Property Taxes. The term "Property Taxes" or "Taxes" shall mean and include all general and special taxes, assessments, bonds, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the Building including the land, any other improvements situated on the land other than the Building, the various estates in land and the Building, any Tenants Improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant; except that it shall exclude any taxes of the kind covered by Section 3.2.6 of this Lease to the extent Landlord is reimbursed therefor by any tenant in the Building. Property Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises or in the Building or on the act of entering into this Lease or, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises or the Building, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use or occupancy by Tenant, of the Premises or any portion thereof or the Building, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes including but not limited to any tax imposed upon a change of ownership of the Building or a transfer of all or a part of Landlord's interest in the Premises or otherwise resulting from a reassessment of the Building or the Premises. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term "Property Taxes" for purposes of this Section, whether in substitution for, or in addition to any other Property Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments, including any Rent imposed as a result of the formation of a Mello-Roos district or any other facilities financing district, which may be levied upon or against the Premises, the Building, or the underlying land, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.

         1.13. Rent. The term "Rent" shall mean Monthly Rent and Additional Rent and, therefore, all sums required to be paid by Tenant under the Lease for whatever purpose and at whatever time.

         1.14.

         1.15. Rentable Area. The Term "Rentable Area" as used in this Lease shall mean the Rentable Area of the Premises calculated in accordance with the procedures and specifications set forth in Exhibit "D" attached hereto.

         1.16. Rules and Regulations. The term "Rules and Regulations" shall mean the Rules and Regulations set forth in Exhibit "E" as amended from time to time.

         1.17. Supplemental Provisions. The term "Supplemental Provisions," attached hereto as Exhibit "F," shall mean any additional provisions which Tenant and Landlord may agree upon which are not contained in the Basic Lease Provisions, General Lease Provisions, or any other Exhibit to the Lease.

         1.18.

         1.19. Tenant Improvements. The term "Tenant Improvements" refers to all improvements to the Premises

         1.20.

         1.21. Usable Area. The term "Usable Area" shall mean the usable area of the Premises calculated in accordance with the procedures and specifications set forth in Exhibit "D" attached hereto.

                                   ARTICLE 2

                      LEASE OF PREMISES AND TERM OF LEASE

         2.1. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises described in Item 2 of the Basic Lease Provisions and outlined on the floor plan attached hereto as Exhibit "B". Tenant hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances and other matters of record and to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         2.2.    Lease Term.  The Lease Term is for the time period stated in
Item 3 of the Basic Lease Provisions; provided that such term shall be increased by any portion of a month following the Commencement Date if said Commencement Date is other than the first day of a month. The term of this Lease shall commence on the Commencement Date.

         2.3.    Delay in Commencement.

                 2.3.1 Landlord shall not be liable to Tenant for any loss or damage incurred by Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord's non-delivery of the Premises to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease.

                 2.3.2 Landlord and Tenant shall, upon the occurrence of the Commencement Date, confirm the same in writing promptly by specifying the Commencement Date in a document which shall be executed by an authorized representative of the Tenant and Landlord.

         2.4. Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the date for the expiration of the term of this Lease.


                                   ARTICLE 3

                                      RENT
         3.1.    Monthly Rent.

                 3.1.1.  Payment of Monthly Rent.   Tenant agrees to pay the
Monthly Rent in the amount shown in Item 5 of the Basic Lease Provisions, subject to adjustment pursuant to Section 3.1.2. below, in equal monthly installments in advance and without deduction, offset, or prior demand, in lawful money of the United States at the address of Landlord as shown in Item 10 of the Basic Lease Provisions, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant, commencing on the established Commencement Date and continuing on the first day of each calendar month of the Lease Term. Monthly Rent for any portion of a month shall be prorated on a thirty (30) day month basis, based on the number of days in such a partial month that this Lease is in effect.


         3.2.    Additional Rent.

                 3.2.3.

                 3.2.4.

                 3.2.5.

                 3.2.6. Tenants's Taxes. Tenant shall be responsible for, and agrees to pay as Additional Rent, prior to delinquency, any and all taxes levied or assessed upon Tenant's equipment, furniture, trade fixtures, Tenant Improvements and personal property located within, upon or about the Premises and on the leasehold interest of Tenant. If any personal property of Tenant shall be taxed with the Building, then Tenant shall pay Landlord all such taxes, based upon Landlord's review of the tax assessor worksheets or from such other information as may be reasonably available to Landlord, which determination shall be binding on Tenant, within ten (10) business days after delivery to Tenant of a statement setting forth the amount of such taxes.

         3.3. Interest and Late Charges. Tenant hereby acknowledges that the late payment by Tenant to Landlord of Monthly Rent and/or any other sum due hereunder will cause Landlord to incur unanticipated costs, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord. Accordingly, if any payment of Monthly Rent and/or any other sum due hereunder from Tenant is not received by Landlord or Landlord's designee when due, it shall bear interest at the maximum rate allowed by law from the due date to the date of payment. In addition, in the event any such amount is not paid within five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that the amount of such late charge represents a fair and reasonable estimate of the cost and expenses that would be incurred by Landlord by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor shall such acceptance prevent Landlord from exercising any of the other rights and remedies granted hereunder or by law.

         3.4. Security Deposit. Upon Tenant's execution of this Lease and delivery to Landlord, Tenant will deposit with Landlord in the form of cash currency of the United States or cashier's or certified check the sum specified in Item 6 of the Basic Lease Provisions as security ("Security Deposit") for the full and faithful performance of Tenant's obligations under this Lease. Landlord may use, apply, or retain all or any part of the Security Deposit for payment of any Rent in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds, and no trust relationship is created with respect to the Security Deposit. As a condition to any assignment of this Lease, Landlord may require an increase in the Security Deposit. If Tenant shall fully perform every provision of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, the last assignee of Tenant's interest hereunder, thirty (30) days following the expiration of the Lease Term and upon Tenant's vacation of the Premises. In the event of any transfer by Landlord of its interest in the Premises, Landlord shall have the right to transfer the Security Deposit to the transferee and thereafter Landlord shall be released by Tenant from all liability or obligation for the return of the Security Deposit.

   3.5. Advance Rent. The amount specified in Item 7 of the Basic Lease Provisions is paid herewith to Landlord upon execution of this Lease as advance rent, receipt of which is hereby acknowledged; provided, however, that such amount shall be held by Landlord as additional security pursuant to Section
3.4. above until it is applied by Landlord to the first Monthly Rent due hereunder.

   3.6. Disputed Sums. Under the terms of this Lease numerous charges are and way be due from Tenant to Landlord as Monthly Rent and Additional Rent including, without limitation, Common Area charges, Property Taxes, insurance reimbursements and advances made by Landlord in respect of Tenant's default at Landlord's option. In the event that at any time during the lease term there is a bona fide dispute between the parties as to the amount due for any of such charges or any other charge claimed by Landlord to be due, the amount demanded by Landlord shall be paid by Tenant until the resolution of the dispute between the parties or by litigation. Failure by Tenant to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

                                   ARTICLE 4

                                USE OF PREMISES

         4.1. Permitted Use. Tenant shall use and occupy the Premises only for the purposes described in Item 12 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent the Tenant agrees may be withheld by Landlord in its sole and absolute discretion.

         4.2. Acceptance of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that the Premises and the Building were at such time in satisfactory condition and in conformity with the provisions of this Lease.

         4.3.    Conduct of Business.

                 4.3.1. Nuisances. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or commit or allow to be committed any waste in or upon the

Premises. Tenant shall not allow the Premises to be used for any improper, immoral, or unlawful purpose, nor shall Tenant cause, maintain or permit anything to be done in or about the Premises which would constitute a nuisance.

         4.3.2. Noxious Activities. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

         4.3.3. Compliance with Laws and Recorded Covenants. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Building as of the commencement of the Lease or which are recorded during the Lease Term.

         4.3.4. Increase Insurance. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will, in any way, increase the existing rate of or affect in any such other way any fire or other insurance upon the Building, or cause a cancellation of any such insurance policies. Notwithstanding anything to the contrary, contained herein, Tenant shall promptly, upon demand, reimburse Landlord for the full amount of any additional premium charged for such policy due to Tenant's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy.

         4.4. Rules and Regulations. Tenant and its employees, agents and visitors shall observe faithfully the Rules and Regulations attached hereto as Exhibit "E". Tenant agrees to abide by and comply with such Rules and Regulations and any amendments, modifications, and/or additions thereto as may hereafter be adopted by Landlord. In the event of any inconsistencies between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall prevail.

         4.5. Signage Requirements. Tenant shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises, except as specifically approved in writing by the Landlord. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved by Landlord, if any, in good condition and repair at all times. Tenant agrees, at Tenant's sole cost, that any Tenant sign will be maintained in strict conformance with Landord's sign criteria.

         4.6. Toxic Materials. Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic, contaminated or radioactive matter, including but not limited to those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as the same may be amended from time to time (collectively, "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of such materials on the Premises. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord, its agents and contractors harmless from and against all claims, costs and liabilities, including attorneys' fees and costs arising out of or in connection with the storage, use and disposal of Toxic Materials. If the presence of Toxic Materials on the Premises caused or permitted by Tenant results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises. At any time prior to the expiration of the Lease Term, Landlord shall have the right to conduct appropriate tests of water and soil and to deliver to Tenant the results of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Tenant's use of the Premises. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord, its agents and contractors harmless from and against all claim, costs and liabilities including actual attorney's fees and costs arising out of or in connection with any removal, cleanup and restoration, work and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials. Tenant's obligation hereunder shall survive the termination or expiration of the Lease.

         4.7. Exterior Balcony Areas. Tenant shall have the right to the use of an exterior balcony only as way be indicated in Item 16 of the Basic Lease Provisions. Tenant shall not place or maintain, nor permit to be placed or maintained, any fixture, potted plant, awning, canopy, light, equipment, furniture, sign or decoration or any other object on any exterior balcony areas of the Building, whether or not such balcony adjoins the Premises and/or is accessed from the Premises, except as specifically approved in writing by Landlord. Tenant agrees that if Tenant's lease specifically authorizes use of an exterior balcony, then Tenant agrees to be responsible for (a) controlling access to the balcony; (b) assuring that the conduct of its employees, agents, contractors, licensees, invitees, subtenants and others using such balcony does not disturb other tenants or the occupants of the Common Areas or the occupants of neighboring buildings; and (c) reimbursing Landlord for any maintenance or repair caused by Tenant's misuse.

                                   ARTICLE 5

                             SERVICES AND UTILITIES

         5.1.    Landlord's Provision of Services.

                 5.1.1. HVAC Services. Landlord shall furnish to the Premises between the hours of 7:00 a.m. and 6:00 p.m., Mondays through Fridays, except Legal Holidays, such amounts of heating, ventilation, and air conditioning (HVAC) services via the central plant HVAC system of the Office Building as may be required for the use and occupation of the Premises, subject to any governmental requirements or standards relating to, among other things, energy conservation. During other hours HVAC services ("Extended Services") shall be made available to Tenant by an "off-hour control panel" system which enables Tenant to initiate a request for Extended Services. Tenant's request for Extended Services through such "off-hour control panel" will be billed in accordance with the prevailing rates as established by Landlord, and Tenant shall pay landlord for Extended Services within thirty (30) days of presentation of a bill. Landlord shall have no responsibility or liability for failure to supply HVAC services when making repairs, alterations or improvements or when prevented from doing so by strikes or any cause beyond Landlord's reasonable control. Any use of the Premises not in accordance with the Final Plans may interfere with the normal operation of such HVAC system and may require changes or alterations in the HVAC system or ducts through with the HVAC system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord's HVAC system, shall be made at Tenant's cost and expense, only with the prior written consent of Landlord, and only in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the rebalancing of the HVAC system in the Premises, the same will be performed by Landlord at Tenant's expense. Tenant acknowledges that up to one (1) year may be required after Tenant has fully occupied the Premises in order to adjust and balance the HVAC systems. Any charges to be paid by Tenant hereunder shall be due within ten (10) days of receipt of an invoice from Landlord, which invoice may precede Landlord's expenditure for the benefit of Tenant.

                 5.1.2. Elevator Service. Landlord shall furnish to the floor of the Premises elevator service.

                 5.1.3. Cleaning Service. Landlord shall provide cleaning and janitorial service for the Premises from time to time on weekdays (Saturdays, Sundays and Legal Holidays excepted) in accordance with standards in first class office buildings within a two mile radius of the Building; provided, however, that Landlord shall have no obligation to provide janitorial, repair or maintenance services to any area which Tenant may, from time to time, designate as a restricted area. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service Landlord may, upon reasonable advance notice from Tenant, elect to furnish such service; and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord's charge for providing such additional service.

         5.2. Utility Failure. Landlord shall not be liable for any failure to furnish any of the services or utilities described in this lease when such failure is caused by accident, breakage, or repairs, strikes, lockouts, or other labor troubles, governmental action or inaction, shortages, or other conditions beyond Landlord's reasonable control. No such failure shall constitute or be construed as a constructive or other eviction of Tenant. Tenant shall not be entitled to any damage, on account of any such failure resulting from causes beyond the reasonable control of Landlord; nor, except as otherwise expressly provided herein, shall any such failure relieve Tenant of the obligation to pay the full Rent reserved herein. Landlord shall not be liable under any circumstances for loss of injury to person or property, however occurring, through or in connection with, or incidental to, failure to furnish any of the foregoing.

         5.3. Changes by Landlord. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

         5.4. Parking. Landlord reserves the right and option to impose parking charges and restrictions upon Tenant and Tenant's employees and visitors for any available parking now or hereafter available for the Building. Tenant shall comply with the parking regulations contained in Exhibit "E" attached hereto and incorporated herein.

         5.5. Tenant's Utilities Services. Tenant shall be solely responsible for the direct payment of all utilities which are separately metered or separately charged (electric, natural gas, telephone, cable television and any other special utility requirements of Tenant) to the Premises or to the Tenant and shall make such payments to the respective utility companies prior to delinquency. Such amounts shall not be included as Operating Expenses.

                                   ARTICLE 6

                             MAINTENANCE AND REPAIR

         6.1. Tenant to Maintain. Tenant shall, at its sole expense, keep and maintain in first-class appearance and in good order, condition and repair as determined by Landlord (including replacement of parts and equipment, if necessary) during the Lease Term the Premises and any and all appurtenances thereto wherever located, including, but not limited to, the interior surfaces of the exterior walls, the exterior and interior portions of all doors, door frames, door checks, other entrances, suite fronts, signs, all plumbing and sewage facilities within the Premises to the extent that Tenant's use has caused the blockage thereof (including free flow up to the main sewer lines), fixtures, walls, floors, ceilings, carpets, drapes, wall coverings, cabinets, shelves and all other improvements or installations made by or on behalf of Tenant whether any such work or repair, replacement, renewal or restoration is foreseen or unforeseen or is ordinary or extraordinary. Tenant shall provide the Premises, at its own expense, with all pest control, painting, interior window washing, plumbing and plumbing fixtures. Except for the cleaning and janitorial services furnished by Landlord pursuant to Subsection 5.1.3, Tenant shall, at its own expense, keep and maintain the Premises in a clean, sanitary and safe condition. Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by Tenant or any of its officers, agents, employees, contractors, licensees, invitees, or subtenants.

         6.2.    Landlord's Maintenance.  Subject to the provisions of Section
6.1 and Article 11, Landlord shall repair and maintain the Building, the Common Areas, and the Building systems connecting to and servicing the Premises (but excluding such systems within the Premises) with heating, ventilating, air conditioning, plumbing, fire sprinklers, and electrical services. Landlord shall not be liable for any failure to make any repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 11, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements.

                                   ARTICLE 7

                          ALTERATIONS AND IMPROVEMENTS

         7.1. Consent of Landlord to Alterations. Tenant shall not make any alterations, additions, installations or improvements (hereinafter collectively "Alterations") to the Premises without the prior written consent of Landlord. Any additions to, or alterations of the Premises, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

                 7.1.1 Any and all Alterations shall be subject to strict conformity with the following requirements:

                 (a) Alterations herein shall be at the sole cost and expense of Tenant;

                 (b) Tenant shall not commence any Alterations work to the Premises without first submitting to Landlord a written request with working drawings of any such work for Landlord's written consent;

                 (c) Landlord may require Tenant to provide demolition, lien, completion or other bonds in form and amount satisfactory to Landlord;

                 (d) Tenant shall promptly remove any Alterations constructed in violation of this Section 7.1 upon Landlord's written request;

                 (e) All Alterations will be accomplished in good and workmanlike manner and in conformity with building standards for Tenant Improvements and all applicable laws and regulations. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans. Tenant will notify Landlord in writing thirty (30) days prior to commencing any Alterations which have been approved by Landlord so that landlord may record and post notices of non-responsibility on the Premises; and

                 (f) All Alterations shall be performed in a manner such that they do not affect the structural integrity of the Building or interfere with the quiet enjoyment of other tenants in the Building.

                 7.2.1 Except as may be specifically provided above, Tenant all not make any Alterations to the Building or Common Areas.

         7.2. General Contractor and Bonds. The work necessary to make any Alterations to the Premises to which Landlord may consent shall be performed by employees, contractors or space planners employed by Landlord or, with Landlord's prior written consent, by licensed space planners and contractors employed by Tenant and acceptable to Landlord, but in the latter case, only under written contracts approved in writing by Landlord, and subject to all conditions Landlord may impose. All bonds required to be obtained by Tenant pursuant to the terms of this Lease shall be California private work bonds issued by an admitted corporate surety reasonably acceptable to Landlord and shall name Landlord as a dual obligee. Any bonds obtained by Tenant shall be recorded in accordance with California Civil Code Section 3235 et. seq., or any successor statute or law and a copy thereof shall be submitted to Landlord.

         7.3. Builder's Insurance. During the period of any construction work by Tenant on the Premises, Tenant shall procure, at no expense to Landlord, builder's "all risk" insurance and worker's compensation insurance with a company satisfying the requirements set forth in Subsections 9.1.1 and
9.1.2 below. Landlord shall be named as an additional insured under such insurance policies and the insurance shall be kept in full force and effect during the entire construction period, and copies of such policies or certificates of the insurance shall be furnished to Landlord.

         7.4. Freedom From Liens. Tenant shall promptly pay to Landlord or to Tenant's contractors and others employed to perform work, as the case may be, when due, the cost of all such work, and upon completion, deliver to Landlord, if payment is made directly to Tenant's contractors and others, evidence of payment and waivers of all liens for labor, services, or materials. Tenant shall keep the Premises, and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant, and shall indemnify, defend and hold Landlord; Landlord's general partners, officers, employees and shareholders; and the Building harmless from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Landlord by Tenant on demand bearing interest at the maximum rate allowed by law from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

         7.5 Restoration. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Tenant shall ascertain from Landlord at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of permitted Alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination.

                                   ARTICLE 8

                               RIGHTS OF LANDLORD

         8.1.    Entry and Inspection.

                 8.1.1. Landlord's Inspection and Maintenance. Tenant shall permit Landlord and its agents at all reasonable times to enter into and upon the Premises for the purpose of inspecting the same and to take all required materials and equipment into the Premises and perform all required work therein, including the erection of scaffolding, props, or other mechanical devices, for the purpose of making Alterations or repairs, to the Premises or the Building or providing any service to be provided by Landlord under this Lease.

                 8.1.2. Emergency Entry. Landlord and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may deem appropriate to open such doors during an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into the Premises or to be an eviction of Tenant from the Premises. Landlord shall, at all times, have and retain a key with which to unlock all the doors in, upon, or about the Premises, excluding Tenant's vaults and safes. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord.

                 8.1.3. Exhibition of Premises. Tenant shall permit Landlord and its agents, upon notice, to enter and pass through the Premises or any part thereof at reasonable times to:

                          (a)  Post notices of nonresponsibility;

                          (b)  exhibit the Premises to holders of any
encumbrances and to prospective purchasers, mortgagees or tenants of the Building; and

                          (c)  during the period of six (6) months prior to
the expiration of the Lease Term, exhibit the Premises to prospective tenants thereof.

In addition to the foregoing, Landlord may post customary "For Sale" or "For Lease" signs on the Building or the Premises. If during the last month of the Lease Term, Tenant shall have removed substantially all of

Tenant's property and personnel from the Premises, Landlord may enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Tenant; and such acts shall have no effect on this Lease.

         8.2. Transfer by Landlord. In the event of a transfer of all of Landlord's ownership interests in the Building, other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities of Landlord hereunder accruing from and after the consummation of such transfer. Tenant's right to quiet possession of the Premises shall not, however, be disturbed on account of any such transfer, so long as Tenant pays the Monthly Rent and any other charges due under this Lease and observes and performs all the provisions of this Lease unless this Lease is otherwise terminated pursuant to specific Lease provisions relating to termination.

         8.3. Common Areas. Landlord shall have the right, in Landlord's sole discretion, to make changes at any time and from time to time in the decoration, size, shape, location, number, form and extent of the Common Areas; establish and enforce reasonable rules and regulations concerning Common Areas; to close any of the Common Areas to whatever extent required to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, and to close temporarily any of the Common Areas for maintenance purposes. Landlord's costs of operation and maintenance of the Common Areas designated by Landlord, shall be a part of Operating Expenses.

         8.4. Relocation of Premises. Landlord reserves and is hereby granted the right, upon not less than sixty (60) days' written notice to Tenant, to relocate Tenant and to substitute as the Premises hereunder other premises within the Building for the Premises originally leased hereunder for all uses and purposes as though originally leased to Tenant at the time of the execution hereof; provided, however, that the substituted premises shall contain an area not less than the square footage contained in the originally leased Premises, all without increase in the Rent hereunder. Landlord agrees to pay the expenses reasonable incurred by Tenant incidental to such substitution of Premises. Landlord agrees to furnish the substituted premises with decoration and improvements similar to those in the originally leased Premises.

         8.5. Right of Landlord to Perform. If Tenant shall fail to pay any sum of money, other than Rent due Landlord, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs, together with an administrative charge in the amount of fifteen percent (15%) of any costs incurred by Landlord, and interest thereon at the maximum rate allowed by law shall be payable to Landlord by Tenant as Additional Rent on demand.

         8.6. Rights Reversed. Landlord reserves the following rights, exercisable without notice and without incurring any liability to Tenant therefor:

                 8.6.1.   To change the Building's name or street address;

                 8.6.2. To install, affix, and maintain any and all signs on the exterior and interior of the Building;

                 8.6.3. To designate and approve in its sole discretion prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, any and all furniture, plants or other things proposed to be located on any balcony of the Building, and all internal lighting that may be visible from the exterior of the Building; and

                 8.6.4. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, corridors and any other Common Areas in and about the Building, and to interrupt or temporarily suspend Building services and facilities. Landlord will use reasonable efforts to minimize any interruption or interference with Tenant's use or occupancy of the Premises when performing such work.

                                   ARTICLE 9

                            INSURANCE AND INDEMNITY

         9.1.    TENANT'S INSURANCE

                 9.1.1. Required Insurance. Tenant shall maintain in full force and effect at all times during the Lease Term, at its own expense and naming Landlord as an additional insured, policies of insurance which afford, at a minimum, the following coverages:

                 (a) Comprehensive general liability insurance with not less than Two Million Dollars ($2,000,000) single limit bodily injury and property damage liability per occurrence;

                 (b) Fire and extended coverage form property damage insurance, including coverage against sprinkler leakage, vandalism and malicious mischief, in an amount sufficient to cover the full cost of replacement of all Tenant Improvements and Alterations to the Premises and all of Tenant's fixtures, equipment and personal property, and any other personal property used or located in the Premises;

                 (c) Cross liability endorsements which insure performance by Tenant of the indemnification of Land-lord as contained in Section 9.5 of this Lease; and

                 (d) Workers Compensation insurance as required by law, including an employer's contingent liability endorsement.

Tenant may, with the prior written consent of Landlord, elect to have reasonable deductibles for the policies of insurance required to be maintained by Tenant. If Tenant elects to maintain such deductibles, Tenant shall be liable for paying the full amount of any deductibles in the event of a loss or casualty.

                 9.1.2. Certificates of Insurance. All policies of insurance obtained by Tenant shall be in a form satisfactory to Landlord and shall be maintained with insurance companies, qualified to do business in the State of California and holding a "General Policyholder's Rating" of A, and a financial rating of X, or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by the Tenant, and thereafter at least thirty (30) days prior to the expiration of such insurance policy, certificates of insurance ("Certificates") evidencing the above coverage. All Certificates shall expressly provide that Landlord is named as an additional insured and, at Landlord's request, shall carry a lender's loss payee endorsement in favor of Landlord's lender or lenders for the Building and such other endorsements Landlord my require from time to time. No less than thirty (30) days prior written notice shall be given Landlord in the event of material alteration to or cancellation of the coverages evidenced by such Certificates. Such Certificate(s) evidencing the policies of insurance coverage required under Subsection 9.1.1 above shall contain an endorsement providing, in substance, that such insurance as is afforded hereby for the benefit of Landlord shall be primary and any insurance carried by Landlord shall be excess and not contributory. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

                 9.1.3. Adjustments to Insurance. The minimum comprehensive general liability insurance limits set forth in Subsection 9.1.1(a) may be adjusted upward after the expiration of the Initial Lease Term if, in the opinion of Landlord's lender or the insurance broker retained by Landlord, the amount of such insurance is inadequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Article 9 be considered as limiting Tenant's liability under this Lease.

                 9.1.4. Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Premises are located or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which my be prohibited by the standard form of "All-Risk" fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public liability insurance, covering the Premises or the Building.

         9.2. Landlord's Insurance. Landlord shall maintain a policy of "All Risk" fire and special form property damage insurance and a policy of comprehensive public liability insurance, insuring Landlord against liability arising cut of the ownership, use, occupancy or maintenance of the Premises in an amount deemed necessary by Landlord. Landlord may also obtain such other insurance as Landlord deems necessary. The cost of any insurance maintained by Landlord shall be included in Operating Expenses.

         9.3. Increase in Premiums. Tenant agrees to pay to Landlord as Additional Rent, any increase in premiums on insurance policies which may be carried by Landlord on the Premises or the Building or any blanket policies which include the Building, covering damage thereto and loss of Rent and any other charges due under this Lease, caused by fire and other perils above the rates for the least hazardous type of occupancy for office use. Tenant further agrees to pay Landlord, as Additional Rent, any increases in such premiums resulting from the nature of Tenant's occupancy or any act or omission of Tenant.

         9.4. Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any policy of insurance required to be carried by such waiving party pursuant to the provisions of this Lease. The foregoing waiver shall be effective whether or not a waiving party shall actually obtain and maintain the insurance which such waiving party is required to obtain and maintain pursuant to this Lease (or any substitute therefor). Landlord and Tenant shall, upon the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         9.5. Indemnification of Landlord. Tenant shall indemnify, defend and hold Landlord and Landlord's general partners, shareholders, officers and employees and the Building harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires. Tenant shall further indemnify, defend and hold Landlord; Landlord's general partners, shareholders, officers and employees; and the Building harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees servants, tenants or concessionaires, and from and against all attorneys' fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord and/or the Building by reason of any such claim, Tenant, upon notice from Landlord, shall defend the Landlord and/or the Building at Tenant's expense by legal counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except any damage or injury caused by Landlord's gross negligence or intentional misconduct. Tenant hereby waives all its claims in respect thereof against Landlord.

         9.6. Landlord's Nonliability. Landlord shall not be liable for injury or damage which my be sustained by the person, goods, wares, merchandise, or other property of Tenant, of Tenant's employees, invitees, customers, or of any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources except if such injury or damage is caused by the gross negligence or intentional misconduct of Landlord. Landlord shall not be liable for any damages arising from any act or neglect of: (a) any other tenant of the Building; or (b) any officer, employee, agent, representative, customer, business visitor, or invitee of any such tenant.

                                   ARTICLE 10

                           ASSIGNMENT AND SUBLETTING

         10.1. Lease is Personal. The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant's personal use in return for certain benefits, including Rent, to be transferred to the Landlord. Tenant's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Premises for its own personal use and not for the purpose of obtaining the right to the leasehold to others.

         10.2. Transfer of the Premises" Defined. The terms "Transfer of the Premises" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including assignment by operation of law), subletting of all or any part the Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises including without limitation, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or to suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises or any portion thereof. If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Tenant consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of twenty-five percent (25%), shall be deemed a Transfer of the Premises.

         10.3. No Transfer Without Consent. Tenant shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such written consent shall be void, and shall, at the option of Landlord, terminate this Lease.


         10.4    When Consent Granted.

                 (a) The consent of Landlord to a Transfer may not be unreasonably withheld, provided should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable:


                 (i) Financial strength of the proposed transferee is not at least equal to that of Tenant at the time of execution of this Lease;

                 (ii) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Building or the other businesses located therein;

                 (iii) A proposed transferee whose impact on the Common Areas or the other occupants of the building would be disadvantageous; or

                 (iv) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

                 (b) Tenant agrees that its personal business skills and philosophy were an important inducement to Landlord for entering into this Lease and that Landlord may reasonably object to the Transfer of the Premises to another whose proposed use, while permitted by this Lease, would involve a different quality, manner or type of business skills than that of Tenant.

                 (c) Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, but upon prior written notice to Landlord, to assign this Lease to a company incorporated or to be incorporated by Tenant provided that Tenant owns or beneficially controls all the issued and outstanding shares of capital stock of the company.

         10.5.   Procedure for Obtaining Consent.

                 (a) Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

                 (i) The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

                 (ii)     Banking references of the proposed transferee;

                 (iii) Written statements concerning the business background and experience of the proposed transferee;

                 (iv) At least five (5) business and three (3) personal references for the proposed transferee;

                 (v) An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

                 (b) Tenant shall reimburse Landlord as Additional Rent for Landlord's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is granted.

         10.6. Effect of Transfer. If Landlord consents to a Transfer, the following conditions shall apply:

                 (a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

                 (b) On a monthly basis, any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like which exceed, in the aggregate, the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Premises transferred is less than the entire Premises, shall be payable one-hundred percent (100%) to Landlord and paid with Tenant's payment of Monthly Rent.

                 (c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the Monthly Rent and other charges required by this Lease and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Monthly Rent and other charges by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.

                 (d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the term of this Lease.

                 (e) No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that:

                 (i) the transferee assumes Tenant's obligations for the payment Monthly Rent and all other charges required by this Lease and for the full and faithful observance and performance of the covenants, terms and conditions contained herein;

                 (ii) such transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of Transfer; and

                 (iii) such instrument of Transfer contains such other assurances as Landlord reasonably deems necessary.

         10.7. Recapture of the Premises. If Tenant proposes to Transfer the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto, Landlord may, at its option, upon written notice to Tenant within (30) days after Landlord's receipt of the information specified in Section 10.5, elect to recapture the Premises. Within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate as to the entire or portion of the Premises recaptured. If only a portion of the Premises is recaptured, Rent and any other charges due under this Lease shall be proportionately reduced. If Landlord does not elect to recapture, Tenant may proceed with the Transfer of the Premises, provided that Landlord consents thereto pursuant to this Article, and provided that Tenant is not in default under this Lease.

         10.8. Liability. Notwithstanding any assignment, sublease or other Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Consent to one Transfer is not a consent to any subsequent Transfer.
If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Tenant agrees to defend, indemnify and hold Landlord and Landlord's general partners, officers, shareholders and employees harmless with respect to all costs (including attorneys' fees expended by Landlord in connection with) and liability for compensation claimed by any broker or agent in connection with any assignment, subletting or other Transfer of Tenant's interest under this Lease.

                                   ARTICLE 11

                             DAMAGE OR DESTRUCTION

         11.1. Insured Damage. If the Building and/or Premises are damaged by fire or other casualty of the type insured against by Landlord, the damage shall be repaired by and at the expense of Landlord, provided such repairs can, in Landlord's sole opinion, be made within one hundred twenty (120) days after the commencement of repairs without the payment of overtime or other premiums ("120 Day Completion Period") and that the insurance proceeds are sufficient to pay the costs of such repairs. If said repairs cannot be completed within said 120 Day Completion Period, Landlord shall have the right to terminate this Lease by delivering written notice ("Landlord's Notice") thereof to Tenant within thirty (30) days after the date of the damage or destruction. If Landlord does not elect to terminate this Lease but the damage or destruction cannot be completed within the 120 Day Completion Period, Landlord shall deliver written notice thereof to Tenant within thirty (30) days of the date of the damage or destruction and if, as a result of such damage the Premises are rendered unsuitable for the purpose for which the Premises were leased, as mutually by Landlord and Tenant, then Tenant shall also have the right to terminate this Lease by delivering written notice of its election to terminate the Lease within fifteen (15) days of the delivery of Landlord's Notice. The failure of Tenant to deliver written notice of its election to terminate this Lease within said fifteen (15) day period shall be deemed to be Tenant's election not to terminate this Lease. Until such repairs are completed, the Rent may be reduced pursuant to the provisions of Section 11.3 of this Lease.

         11.2. Uninsured Casualty. If there is damage or destruction to the Premises and/or Building and such repairs will cost more than the available insurance proceeds, or there are no insurance proceeds, Landlord may, at its option, terminate this Lease within thirty (30) days of the date of the damage or destruction. If Landlord does not elect to terminate this Lease but the restoration of the Building and/or Premises cannot, in Landlord's reasonable determination, be completed during the 120 Day Completion Period and, as a result of such damage, the Premises are rendered unsuitable for the purpose for which the Premises were leased, as mutually determined by Landlord and Tenant, Landlord shall notify Tenant accordingly and Tenant shall have fifteen (15) days from the date of delivery of Landlord's notice to elect to terminate the Lease and deliver notice thereof to landlord. The failure of Tenant to deliver said notice shall be deemed to be

Tenant's election to not terminate the Lease and thereafter this Lease shall continue in effect and the Rent my be reduced pursuant to the provisions of
Section 11.3 below.

         11.3. Temporary Reduction of Rent. If the Premises are destroyed or damaged and Landlord repairs or restores the Premises pursuant to the provisions of this Article, any Rent payable during the period of such repair shall be reduced by the amount paid to Landlord under any business interruption insurance and/or rental interruption insurance. Except for such possible reduction in payments required from the Tenant, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises.

         11.4. Insurance Proceeds. All proceeds of any insurance maintained by Tenant or Landlord upon the Premises (including insurance for the Tenant Improvements) shall be used to pay for the repairs made, to the extent that repairs are made pursuant to this Article 11. If pursuant to this Article 11 repairs are not made, the insurance proceeds shall be payable to the parties as their interests may appear. As to any insurance maintained by Tenant on Tenant's own personal property, the proceeds of such insurance shall be the property of Tenant.

         11.5. Tenant's Property. Landlord shall not be required to carry insurance of any kind on Tenant's own property and, except as may otherwise be specifically provided in this Lease, Landlord shall not be obligated to repair any damage thereto or to replace the same. If Landlord is obligated to or elects to make any repairs to the Premises pursuant to Section 11.1, upon completion of such repairs, Tenant shall restore and repair any damage to the Tenant's own property. Such restoration and repair by Tenant shall be at the sole expense of Tenant and shall be completed as promptly as practical in a lawful and workmanlike manner.

         11.6. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage or destruction of the premises, including, but not limited to, the provisions of Sections 1932(2) and 1933(3) of the Civil Code or any successor statute or law. Tenant agrees that the provisions of this Article shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of the Premises. Further, in event of a casualty occurring during the last two (2) years of the Initial Lease Term hereof or of any extension, Landlord need not undertake any repairs and may cancel this Lease unless Tenant has the right under the terms of this Lease to extend the Lease Term for an additional period of at least five (5) years and does so within thirty (30) days of the date of the casualty.

         11.7. Landlord's Election. In the event that the Building in which the Premises is situated is destroyed to the extent of not less than thirty-three and one-third percent (33-1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not, in the same manner as in Section 11.1 above. A total destruction of the Building of which the Premises forms a part, or the Premises itself, shall terminate this Lease.

                                   ARTICLE 12

                                  CONDEMNATION

         12.1. Substantial or Total Taking. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, as determined by Landlord and Tenant, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority or the date the condemning authority takes title to the Premises, whichever is earlier, except as provided herein. In the event the amount of property or the type of estate taken shall not substantially interfere with Tenant's use of the Premises, Landlord shall be entitled to the entire amount of the award and shall promptly proceed to restore the affected premises to as near its former condition as reasonably possible using that portion of the condemnation award attributable to such restoration costs, and a proportionate allowance shall be made to Tenant for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expenses. Nothing contained in this
Section 12.1 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.


         12.2. Temporary Taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

         13.1. Events of Default. The occurrence of any of the following shall constitute a material event of default ("Event of Default") and breach of this Lease by Tenant:

                 13.1.1. Vacation or Abandonment. If Tenant abandons or vacates the Premises for more than ten (10) consecutive days;

                 13.1.2. Failure to Pay. If Tenant fails to pay Rent or any other charge required to be paid by Tenant, as and when due;

                 13.1.3. Failure to Perform. If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of ten
(10) days after written notice from Landlord; provided that if more than ten
(10) days is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the ten (10) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such written notice if Tenant's failure to perform constitutes a non-curable breach of this Lease.

                 13.1.4.   Other Defaults.

                          (a)     If Tenant makes a general assignment or
general arrangement for the benefit of creditors;

                          (b)     if a petition for adjudication of bankruptcy
or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days;

                          (c)     if a trustee or receiver is appointed to take
possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or

                          (d)     if substantially all of Tenant's assets
located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

If a court of competent jurisdiction determines that any of the acts described in this Subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

        13.2. Landlord's Remedies. On the occurrence of any Event of Default by Tenant and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to the rights and remedies set forth below:

                 13.2.1. Termination of Possession. Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.

                 13.2.2. Reentry and Removal. In such event Landlord shall have the immediate right, with or without terminating this Lease, to re-enter and remove all persons and property; and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                 13.2.3. Damages. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                 (a) The worth at the time of award of any unpaid Rent and any other charges due under this Lease which had been earned at the time of such termination; plus

                 (b) The worth at the time of award of the amount by which the unpaid Rent and any other charges due under this Lease which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                 (c) The worth at the time of award of the amount by which the unpaid Rent and any other charges due under this Lease for the balance of the Lease Term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                 (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of events would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required in Article 6 of this Lease; plus

                 (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subsections 13.2.3.(a) and (b) above, "worth at the time of award" shall be computed by applying interest at the maximum rate allowed by law. As used in Subsection 13.2.3.(c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1) percentage point.

                13.2.4. No Termination; Recovery of Rent. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all unpaid Rent and all Rent and any other charges as they become due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and recover damages to which Landlord is entitled.

                13.2.5. Reletting the Premises. In the event that Landlord should elect to reenter as provided in Subsection 13.2.2. above and to relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any proceeds from such lease. The proceeds of any such reletting shall be applied as follows:

                        (a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                        (b) Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord, in its reasonable discretion, deems necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

                        (c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

                        (d) Fourth, to the payment of future Rent and other charges payable by Tenant under this Lease.

Should that portion of such proceeds received from such reletting during any month, which is applied by the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Tenant in such reletting or in making such alterations and repairs not covered by the proceeds received from such reletting.

No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

                13.2.6. No Waiver; Remedies Cumulative. Efforts by Landlord to mitigate the damages caused by Tenant's default under this Lease shall not constitute a waiver of Landlord's right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease.

                13.2.7. Landlord's Right to Cure Defaults. Should Tenant fail to repair, maintain, and/or service the Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed ten (10) days, to remedy the failure, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within ten
(10) days of receiving a bill therefor from Landlord.

        13.3.   Legal Costs.

                13.3.1. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify and defend Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agrement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

        13.4. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent in connection with any act which Tenant proposes to do and which requires Landlord's consent.

                                   ARTICLE 14

                             ESTOPPEL CERTIFICATES

        14.1.   Estoppel Certificates.

                14.1.1. Landlord's Request. Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying:

                        (a) that none of the terms or provision of this Lease have been changed (or if they have been changed, stating how they have been changed);

                        (b) that this Lease has not been canceled or terminated and is in full force and effect;

                        (c) the amount of the current Monthly Rent;

                        (d) the last date of payment of the Monthly Rent and other charges;

                        (e) the amount of any Security Deposit paid and the validity of any charges made thereto by Landlord (or, if Tenant contests the validity of any such changes stating why);

                        (f) that the Lease has not been subleased or assigned, or if it has been so subleased or assigned, the identity of the sublessee or assignee; and

                        (g) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why). Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request and receipt of the Estoppel Certificates by Tenant. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises or the Office Building. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                14.1.2. Failure to Deliver. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer of the Premises or the Office Building, may conclusively presume and rely upon the following facts:

                        (a) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord;

                        (b) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord;

                        (c) that the current amounts of the Monthly Rent, Security Deposit and other changes are as represented by Landlord;

                        (d) that any changes made against the Security Deposit are uncontested and valid;

                        (e) that there have been no subleases or assignments of the Lease;

                        (f) that not more than one Monthly Rent payment or other charges have been paid in advance; and

                        (g) that Landlord is not in default under the Lease. In such event, tenant shall be estopped from denying the truth of such facts.

                14.1.3. Financing. If Landlord desires to finance or refinance the Premises, or the building, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth. Tenant shall deliver such financial statements to Landlord within ten (10) days after Landlord's written request.

                                   ARTICLE 15

                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY

        15.1. Holding Over. Tenant shall reimburse Landlord for and indemnify, defend and hold Landlord harmless against all damages, liabilities and costs, including, but not limited to, attorneys' fees, incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant remains in possession of any part of the Premises after the expiration of this Lease, Tenant, at the option of the Landlord, shall be deemed to be occupying the Premises on a month-to-month basis, and in such case, Monthly Rent then in effect shall be increased by fifty percent (50%) and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained in this Lease.

        15.2.   SURRENDER OF PREMISES.

                15.2.1. Surrender of Lease not Merger. A surrender of this Lease by Tenant, a cancellation of this Lease by mutual agreement between Landlord and Tenant, or a termination of this Lease for any reason shall not automatically work a merger. After such a surrender, cancellation or termination Landlord may (a) terminate any or all then existing subleases or subtenancies and/or (b) treat such surrender, cancellation or termination as effecting an assignment to Landlord of any or all such subleases or subtenancies.

                15.2.2. Condition of Premises. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender possession of the Premises to Landlord in the same order, condition, and repair as when received by Tenant or as thereafter improved by Landlord or Tenant excepting only reasonable wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In such event, Tenant shall, at its expense, promptly remove or cause to be removed from the Premises all debris, rubbish, furniture, equipment, business and trade fixtures, freestanding cabinet work, shelving, movable partitions, and other articles of personal property owned by Tenant or installed or placed by Tenant in the Premises (exclusive of any items described in Subsection 15.2.4), and all similar articles of any other persons claiming under Tenant, unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall also repair, at its expense, all damage which removal from or restoration of the Premises may cause.

                15.2.3. Abandoned Property. Any property of Tenant not removed by Tenant upon the expiration of the Lease Term (or within two (2) days after a termination by reason of Tenant's default), shall be considered abandoned, and Landlord may remove any or all such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale to the amounts due Landlord from Tenant under this Lease.

                15.2.4. Improvements to Premises. Any additions to, or alterations of, the Premises, except moveable furniture and trade fixtures which were not provided by Landlord or specified in the Tenant Improvements Agreement or Tenant Improvements Plans and Specifications for the Premises, shall become at once a part of the Premises and belong to Landlord without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alterations, improvements or additions at Tenant's cost upon the termination of this Lease, and the repair of any damage caused to the Premises or the Building as a result of any such removal shall be paid for by Tenant.

                                   ARTICLE 16

                         TENANT IMPROVEMENTS AGREEMENT

                                   ARTICLE 17

                       SUBORDINATION AND QUIET ENJOYMENT

        17.1. Priority of Encumbrances. This Lease at Landlord's option shall be subordinate to any ground lease, deed of trust or mortgage now or hereafter encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease designated as prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

        17.2. Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant and Landlord any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

        17.3. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten
(10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

        17.4. Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Rent and any and all other charges herein provided for and observing and performing the covenants, agreements and conditions of this Lease to be observed and performed by Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term without hindrance or molestation of anyone lawfully claiming by, through, or under Landlord; subject, however, to the matters set forth in this Lease.


                                   ARTICLE 18

                                 MISCELLANEOUS

        18.1. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

        18.2. Headings and Titles. The captions of the Articles or Sections of this Lease are only to assist the parties in reading this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        18.3. Interpretation. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

        18.4. Successors and Assigns. Subject to the provisions of Article 10, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

        18.5. Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        18.6. Severability. If any term or provision of this Lease shall be held invalid or unenforceable to any extent under any applicable law by a court of competent jurisdiction, the remainder of this Lease shall not be affected and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        18.7. Integration. This Lease constitutes the entire agreement between Landlord and Tenant relative to the leasing of the Premises. This Lease may be amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that no prior agreement, understanding or representation oral or written pertaining to any matter covered or mentioned in this Lease shall be effective for any purpose.

        18.8. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or Federal Express or other similar over-night delivery system ("Express Mail System"). Notices to Tenant shall be delivered to the address specified in Item 10 of the Basic Lease Provisions, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Item 10 of the Basic Lease Provisions. All notices shall be effective upon personal delivery or three (3) days after deposit in the U.S. Mail or the immediately succeeding Business Day after deposit with an Express Mail System. Either party may change its notice address upon written notice to the other party.

        18.9. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, such failure to perform shall not constitute a breach of this Lease and the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        18.10. No Light, Air or View Easements. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or Premises shall in no way affect this Lease or impose any liability on Landlord.

        18.11. Brokers. Landlord and Tenant acknowledge that the broker who procured this Lease is the person specified in Item 16 of the Basic Lease Provisions. Landlord shall be solely responsible for the payment of brokerage commissions to Broker, and Tenant shall have no responsibility therefor unless written provision to the contrary has been made a part of this Lease. If Tenant has dealt with any other real estate broker or agent or any other person in connection with the leasing or renting of the Premises, Tenant shall be solely responsible for the payment of any fee due such person, and Tenant shall indemnify, defend and hold Landlord harmless from and against any liability in respect thereto.

        18.12. Waiver. No waiver by Landlord of the breach of any covenant, condition or term of this Lease shall be construed as a waiver of any preceding or succeeding breach nor shall the acceptance of Rent during any period in which Tenant is in default be deemed to be a waiver of such default.

        18.13. No Partnership. This Lease shall not be construed to constitute any form of partnership or joint venture between Landlord and Tenant. Landlord and Tenant mutually acknowledge that no business or financial relationship exists between them other than as Landlord and Tenant, and that Landlord is not responsible in any way for the debts of Tenant or any other party.

        18.14. Corporation or Partnership as Tenant. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within five (5) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

        18.15. Memorandum of Lease. No Memorandum of this Lease may be recorded by Tenant without the prior written consent of Landlord.

        18.16. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        18.17. Exhibits. All exhibits, schedules and addenda attached to this Lease are incorporated herein by references as though fully set forth herein.

        18.18. Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, joint ventures, directors, officers, shareholders or beneficial owners of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of the Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, joint ventures, directors, officers, shareholders or beneficial owners of Landlord or any of their personal assets for such satisfaction.

        18.19. Guarantee of Lease. If Landlord determines that Tenant's obligations under this Lease require additional security to assure performance, Tenant will execute a Lease Guaranty in the form as shown on Exhibit "H" attached hereto, upon Landlord's written request. If no such request by Landlord is made and a fully executed copy of this Lease is delivered to Tenant by Landlord, then Tenant's ability to perform the obligation hereunder shall be demanded sufficient by Landlord.

        18.20. No Option or Offer. The submission of this Lease by Landlord, its agent, or its representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises or a reservation of the Premises in favor of Tenant. This Lease shall become effective only upon Landlord's execution and delivery of a fully executed counterpart thereof to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

                                        LANDLORD:

                                        By: Carmel Valley Partners I, a
                                            California general partnership

                                        By:  /s/  FRANK W. RICE, JR.
                                            --------------------------------
                                        Name:  Frank W. Rice, Jr.
                                        Its:   Attorney-in-Fact
                                        Dated: February 1, 1996

                                        TENANT: First Virtual Holdings, Inc.,
                                                a Wyoming corporation

                                        By:  /s/  FIRST VIRTUAL HOLDINGS, INC.
                                            --------------------------------
                                        Its:   President
                                        Name:  Lee Stein

                                        By: /s/  LEE STEIN
                                            --------------------------------
                                        Its:
                                              ------------------------------
                                        Name:
                                              ------------------------------
                                        Dated:
                                              ------------------------------

                                  EXHIBIT "A"

                     LEGAL DESCRIPTION FOR OFFICE BUILDING

The parcel of land on which the Office Building described in Item 1 of the Basic Lease Provisions is located is more particularly described as Parcel 2 of Parcel Map No. 14590, in the City and County of San Diego, State of California, filed in the office of the County Recorder of San Diego County, December 18, 1986 as File No. 86-596217 of Official Records.

                                  EXHIBIT "B"

                                    PREMISES

                     Tenant:  First Virtual Holdings, Inc.

                                 Suite No.: 304

                                  [FLOOR PLAN]

                                  EXHIBIT "D"

                          RENTABLE AREA & USABLE AREA


1. Rentable Area. The term "Rentable Area" shall mean the Rentable Area as determined by Landlord or Landlord's architect or space planner in accordance with the procedures set forth below:

        (a) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to only one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls
(or the inside surface of the permanent exterior wall where there is no glass) on such floor, including all areas used for elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

        (b) As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the Usable Area (as defined below); and (ii) a prorata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts.

2. Usable Area. The term "Usable Area" means the entire area included within the premises covered by a lease, being the area bounded by the inside surface of any exterior glass or walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such premises and to the center of all walls separating such premises from other areas leased or to be leased to other tenants on such floor. The Usable Area of a floor shall be equal to the sum of all Usable Areas on that floor.

3. Adjustments to Areas. If the Rentable Area is modified during the construction of the Tenant Improvements, or if at any time there is any dispute between the parties regarding the computation of the Rentable Area or Usable Area of the premises covered by a lease, then in any of such events, Landlord's architect or space planner shall make a determination concerning the correct Rentable Area and/or Usable Area of such premises which shall be deemed accurate. If the Rentable Area is thereby modified, the Monthly Rent and Tenants' Percentage Share shall correspondingly be adjusted, at the same rate per square foot as set forth in the Basic Lease Provisions. Any modification or adjustment to the Rentable Area and/or Usable Area must be made and agreed to in writing by the parties within thirty (30) days of the Commencement Date, otherwise the said Areas herein will be considered accurate.

                                  EXHIBIT "E"

                             RULES AND REGULATIONS


Tenant agrees to adhere to the following Rules and Regulations and all other rules and regulations which Landlord may, from time to time, establish for tenants of the Building. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building with regard to such Rules and Regulations. The Rules and Regulations shall, however, be applied to all tenants and tenants' employees in a non-discriminatory manner.

        1. Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the Building or Premises without the prior written consent of Landlord which consent shall be exercised at Landlord's sole discretion, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All signs shall conform to Landlord's sign criteria for the Building and the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises or Building.

        2. Flooring. Tenant shall not lay linoleum, tile, carpet or any other similar floor covering to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant, or by the contractors, employees or invitees of Tenant who caused the damage.

        3. Exclusion of Individuals. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

        4. Use of Building Name. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or graphic displays of the Building in connection with or in promotion or advertising the business of Tenant except as Tenant's address, or as permitted in the Lease. Landlord shall have the right, exercisable without liability to any tenant, to change the name and address of the Building.

        5. Access. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, and other Common Areas of the Building shall not be obstructed or used for any purpose other than ingress or egress. The halls, passages, entrances, elevators, stairways, roofs and other Common Areas are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation, or interest of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to person with whom any tenant normally deals only for the purpose of conducting its business on its premises unless such persons are engaged in illegal activities. Neither any tenant nor any employee of any tenant shall go upon the roof of the Building, without the prior written consent of Landlord.

        6. Window Areas; Ceilings. No awnings, decorations, or other projections shall be attached by any tenant to the outside or inside walls of the Building or Premises, without the prior written consent of Landlord. All exterior and interior window coverings, whether curtains, blinds or otherwise, used by Tenant shall be approved in writing by Landlord prior to installation. Landlord intends that all window coverings in the Building be uniform and standard in color, texture and appearance and Tenant shall have no right to deviate from or change said window coverings approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. No light fixtures, hanging planters, television sets, or other objects shall be attached to or suspended from the ceilings by any tenant, without the prior written consent of Landlord.

        7. Interior Signs. Interior signs on doors or walls of any premises and the building directory tablets shall be inscribed, painted, or affixed for each tenant by Landlord at such tenant's expense, and shall be of a size, color, and style established by Landlord's sign criteria for the Building. The Building directory board will be provided exclusively for display of the name and location of Building tenants, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors of the Building other than Landlord's standard signage, without the prior written consent of Landlord.

        8. Use of Premises. The premises of each tenant shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises nor advertise for laborers giving an address at its premises. The premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

        9. Light and Air Areas; Utilities. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways, or other public places in the Building shall not be covered or obstructed with objects of any kind by any tenant. Each tenant shall cooperate with Landlord in obtaining maximum effectiveness of the heating, ventilating and air conditioning system of the Building. No tenant shall tamper with or change the setting of any thermostats or temperature control valves. No tenant shall obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating, and air conditioning system.

        10. Plumbing. The toilet rooms, water and wash closets, and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no foreign substances shall be thrown therein. The cost of repairing all damages resulting from any misuse of such fixtures by a tenant, its subtenants or assignees, or any of their servants, agents, visitors, or licensees shall be borne by such tenant.

        11. Alterations. No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.

        12. Exclusion of Bikes, Animals, Cooking, Smoking. No bicycles, vehicles, birds or animals (other than guide dogs for persons with impaired vision) of any kind shall be brought into or kept in or about any tenant's premises. No cooking shall be done or permitted by any tenant in its premises; and except that the preparation of coffee, tea, and similar items for each tenant, its employees, and its business visitors shall be permitted; provided power shall not exceed that amount which can be provided by a 30-amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from its premises. Pursuant to City of San Diego Municipal Code
45.0101 - 45.0111 no smoking is permitted within any tenant's premises or the Building structure.

        13. Flammables. Neither any tenant, its subtenants or assignees, nor any of their servants, employees, agents, visitors, licensees shall at any time bring or keep upon such tenant's premises any inflammable, combustible, or explosive fluid, chemical, or substance. In the event a Tenant requires the use of any substance described above, tenant shall obtain the prior written approval of Landlord to store and use such substances. The foregoing shall not preclude tenants from maintaining a limited supply of copier fluids in their premises.

        14. Locks; Keys. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof, without Landlord's prior written approval, which approval will not be unreasonably withheld. Each tenant shall furnish to Landlord a duplicate key to any new lock, except for locks to the tenant's vault. Landlord shall provide each tenant one (1) door key to the premises and one (1) security card access key to the main entry door of the Building per each 500 usable square feet of each premises. Additional copies of said keys can be purchased by each tenant at Landlord's cost. Each tenant must, upon the termination of its tenancy, return to Landlord all keys furnished to or otherwise procured by such tenant. In the event of the loss of such keys, such tenant shall pay to Landlord the cost of replacing such keys or of changing the lock or locks opened by such lost keys if Landlord shall deem it necessary to make such changes.

        15. Freight; Floor Loading. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall establish from time to time and must take place only with the prior written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to Landlord's manager of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freights, or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight, or other bulky articles which violate any of these Rules and Regulations or any provision of the lease of the premises intended to house such article. Landlord reserves the right to prohibit or impose conditions upon the installation in any premises of heavy objects which exceed 80 pounds live floor load per square foot.

        16. Service Vendors. No tenant shall purchase or otherwise obtain for use in or around the Premises or Building water, ice, towel, vending machine, janitorial, maintenance, automobile detailing or other like services, except from persons approved by Landlord and at hours and under regulations fixed by Landlord.

        17. Building Pass; Riot. Landlord reserves the right to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday, and legal holidays all persons who are not known to the Building security personnel and who do not present a pass to the Building approved by Landlord. Landlord will furnish passes to persons for whom tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from any part of the Building of any person. In the case of invasion, mob riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants of, and for the protection of, the Building and property in the Building.

        18. Tenant's Janitorial Firm. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of such tenant's premises, be subject to and under the control and direction of Landlord's manager of the Building (but not as an agent or servant of such Landlord's manager), and each tenant shall be responsible for all acts of such persons serving its premises.

        19. Public Doors. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

        20. Soliciting. Canvassing, soliciting, and peddling in the Building or on any other portion of the Building are prohibited, and each tenant shall report the same to Landlord's manager of the Building and otherwise cooperate to prevent the same. Nothing contained herein shall be construed to limit tenant's business development efforts among other tenants in the Building.

        21. Equipment. All office equipment of any electrical or mechanical nature shall be placed by each tenant in its premises in settings to absorb or prevent any vibration, noise, and annoyance. Any such settings must be approved in writing by Landlord.

        22. Supplemental Air Conditioning Equipment. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.

        23. Parking. Each tenant and its employees shall have the right to use parking areas for the Building in common with others at the number of parking spaces, specified in Item 11 of the Basic Lease Provisions subject to the Rules and Regulations which from time to time are established or changed by Landlord. Passenger vehicles and light trucks are the only vehicles permitted in parking areas; no buses, recreational vehicles, heavy trucks, trailers or other transportation equipment will be permitted in parking areas without the prior written consent of Landlord.

        24. Control of Parking Areas. Landlord shall have the right to designate the particular parking area to be used by each tenant and any or all of its employees and any such designation may be changed from time to time by Landlord. Tenants and their employees shall park their cars only in those portions of the parking facilities designated for that purpose by Landlord. Parking or standing vehicles of any kind is not permitted in front of the Building or drive aisles in the parking areas. If any tenant or its employees fail to park their cars in designated parking areas, Landlord may charge Tenant $50.00 per day for each day or partial day per car parked in any areas other than those designated; provided, however, Landlord shall give such tenant notice of the first violation of this provision and Tenant shall have two (2) days thereafter within which to cause the violation to be discontinued, before the $50.00 per day fine shall commence. After notice of such first violation, no prior notice of any subsequent violation shall be required. All amounts due under the provisions of this Paragraph shall be payable by tenant within ten (10) days after demand therefor as Additional Rent hereunder. Landlord shall have the right, but not the obligation, to remove or cause to be removed any improperly parked cars.

        25. Patron Parking. Patrons and invitees of each tenant shall have the right to use in common with the patrons and invitees of other occupants of the building the parking facilities designated from time to time by Landlord for such purpose.

        26. On Street Parking. Any on-street vehicle parking on streets and public right-of-way adjacent or near the Building of any nature whatsoever by any tenant, employee or business invitee is absolutely prohibited. If this prohibition is violated, Landlord may charge Tenant $50.00 per day for each day or partial day per vehicle parked in any street or public right-of-way adjacent or near the Building; provided, however, Landlord shall give such tenant notice of the first violation of this provision and Tenant shall immediately cause the violation to be discontinued, before the $50.00 per day fine shall commence. After notice of such first violation, no prior notice of any subsequent violation shall be required. All amounts due under the provisions of this Paragraph shall be payable by Tenant within ten (10) days after demand as Additional Rent here under. Landlord shall have the right, but not the obligation, to remove or cause to be removed any improperly parked cars.

        27. Mail Service. Landlord shall designate and provide a mail box for each tenant in a facility, location and size which is acceptable to the U.S. Postal Service and Landlord. Landlord shall provide two (2) keys to Tenant's designated mail box which shall be in a location readily accessible by each tenant.

        28. Disturbances. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, television, phonograph, office equipment, unusual noise, or any other way. No tenant shall throw anything out of doors, windows or down the passageways.

        29. Hazardous Substances. No tenant nor any of tenant's servants, employees, agents, visitors or licensees shall at any time store, bring or keep upon the Building or any premises any hazardous, toxic chemical or other similar substance, as further described in Section 4.6 of the Lease.

        30. Moving & Deliveries. The scheduling of moves of any tenant's furniture, equipment or deliveries of every kind into or out of the Building or its premises is subject to the reasonable discretion of Landlord. There shall not be used in any space, or in the Common Areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side and bottom guards.

                                  EXHIBIT "F"

                            SUPPLEMENTAL PROVISIONS


In the event of any conflict or inconsistency between the terms and conditions of any other portion of this Lease and these Supplemental Provisions, the terms and conditions of these Supplemental Provisions shall control.

1.      Tenant's Option to Lease Additional Space.

        Upon Landlord's receipt of an acceptable third party offer to lease, or group of offers to lease, Suite 300 of the Building, Landlord shall so notify Tenant in writing ("Suite 300 Notice"). Within seven (7) business days of receipt of Landlord's Suite 300 Notice, Tenant shall notify Landlord in writing ("Tenant's Response") of its intention to lease Suite 300 under terms which are at least equal those offered by the prospective tenant(s) by signing an amendment to the Lease for Suite 300 within seven (7) additional business days. The failure of Tenant to deliver Tenant's Response or to execute the Lease amendment within the seven (7) day periods provided in the preceding sentence shall constitute Tenant's rejection of its rights hereunder, and Landlord shall be free to lease Suite 300 to any third party or parties.

2. Landlord shall, at its sole cost, install a door on the east wall of the Premises to allow access to the adjacent Suite 300 in which Tenant is a subtenant.

                                  EXHIBIT "I"

                                BALCONY DRAWING

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made this 10th day of May 1996 between Spieker Properties, L.P., a California limited partnership (the "Landlord"), successor in interest to Carmel Valley Partners I, and First Virtual Holdings, Inc., a Wyoming corporation (the "Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease Agreement date February 1, 1996 (the "Lease"), for certain premises located in the Carmel Valley Centre I Suite 304 (the "Premises"), as more fully described in the Lease; and

        WHEREAS, Landlord and Tenant desire to modify the Lease accordingly;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein the parties hereby mutually agree as follows:

1. The Lease shall be extended for an additional twenty two (22) months commencing on August 1, 1997 and terminating May 31, 1999.

2. Effective May 10, 1996 Suite 301 of the Building, consisting of 3,117 rentable square feet, is hereby added to the Premises increasing the total rentable square feet to 5,666. The Premises, as reconfigured by the addition described in the preceding sentence, is shown on Exhibit "B" attached to this First Amendment with diagonal "cross-hatches". This new Exhibit "B" hereby replaces the previous Exhibit "B" which is hereby deleted.

3. Exhibit "C", Rent Adjustment, is hereby added to the Lease and is attached to this First Amendment.

        The following language is hereby added to the end of Article 1.8, Monthly Rent,: "And, as the context requires, any adjustments to the Monthly Rent made pursuant to Subsection 3.1.2. of this Lease."

        Article 1.14., Rent Adjustment, is hereby reinstated to the Lease as follows:

        "The term "Rent Adjustment" shall refer to periodic increases in Monthly Rent during the Lease Term as described in Exhibit "C" attached hereto."

        Article 3.1.2., Rent Adjustment, is hereby reinstated to the Lease as follows:

        "The Monthly Rent payable under Section 3.1.1. shall be adjusted pursuant to the Rent Adjustment provisions contained in Exhibit "C" attached hereto."

4. Effective May 10, 1996 Tenant's percentage share of Operating Expenses is hereby increased to be 10.59%.

5. Landlord's Expense Stop is hereby modified to be the amount calculated by dividing Landlord's actual Operating Expenses for the Building for the calendar year 1996 by 53,500 which is the Rentable Area of the Building. However, Tenant is not required to pay its pro-rata share of excess Operating Expenses for Suite 304 (consisting of 2,549 rentable square feet) for the period of January 1, 1997 through July 31, 1997.

        The following Articles which were previously stricken are hereby reinstated to the Lease:

        3.2.1. Tenant's Share of Operating Expenses.

        3.2.2. Expense Statements.

        3.2.3. Year End Adjustments.

        3.2.4. Audit and Adjustment Procedures.

        3.2.5. Adjustment Upon Termination of Lease.

6. On or before May 10, 1996 Tenant shall deposit with Landlord a Security Deposit in the amount of $5,143 for the addition of Suite 301 to the Premises.

7. RIGHT OF FIRST OFFER. Subject to any rights of other tenants under leases existing as of the date of this First Amendment to Lease, Tenant is granted a right of first offer to lease other available space located on the third floor of the Building (except for Suite 305 which Landlord is currently in negotiations) during the initial Term of the Lease on the following terms:
Before Landlord enters into a lease of any office space on the third floor of the Building, and provided Tenant is not then in default under the Lease, which default has been specified in a notice given by Landlord to Tenant, and provided Tenant has not sublet a portion of its Premises, Landlord will so notify Tenant in writing and propose a rent and other lease terms and conditions. Tenant shall have three (3) days after notification to notify Landlord of its intent to pursue negotiations. Thereafter, Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement on the terms of the lease of additional space. If Landlord and Tenant are unable to agree in writing within fifteen
(15) days after Landlord's notice to Tenant, Landlord may lease the space to another tenant. Thereafter, Tenant's right of first offer shall terminate as to the space so leased.

        As of the date of this First Amendment, Tenant is hereby given notice that Suite 303, consisting of 1,039 rentable square feet, of the Building is available to lease under the same terms and conditions of the Lease and this First Amendment.

8. The balcony which adjoins the Premises at the southeast portion of Suite 301 is hereby added to Paragraph 17 of the Basic Lease Provisions and to Exhibit "I" attached to this First Amendment. This new Exhibit "I" hereby replaces the previous Exhibit "I" which is hereby deleted.

9. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this First Amendment To Lease and that each undersigned officer has been duly authorized and instructed to execute this First Amendment To Lease.

10. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                               TENANT:

Spieker Properties, L.P.,               First Virtual Holdings, Inc.,
a California limited partnership        a Wyoming corporation

By:  Spieker Properties, Inc.,
     a Maryland corporation,
     its General Partner


By:  /s/  RICHARD L. ROMNEY             By:  /s/  LEE STEIN
   -------------------------------         -------------------------------
   Richard L. Romney                       Lee Stein
   Senior Vice President                   President

Date:   5/14/96                         Date:   10 MAY 96
     -----------------------------           -----------------------------

                                  EXHIBIT "B"

                                    PREMISES

                          First Virtual Holdings, Inc.
                               Suites 301 and 304

                                  EXHIBIT "C"

                                RENT ADJUSTMENT

Commencing on August 1, 1997 the Monthly Rent shall be Nine Thousand One Hundred Sixty Seven Dollars ($9,167.00) ($1.65 x 5,556 rentable square feet) multiplied by a factor calculated by dividing the Consumer Price Index (hereinafter defined) current at August 1997 by said index current at August 1996. Subsequent Rent Adjustments shall be made on August 1998, and August 1999 ("Rent Adjustment Dates") and shall be calculated by multiplying the Monthly Rent at each Rent Adjustment Date by a factor arrived at by dividing the Consumer Price Index current at the said Rent Adjustment Date by the index current one (1) year prior to the said Rent Adjustment Date. However, in no event shall the Monthly Rent payable under Section 3.1.1 or the Lease be less than a three percent (3%) increase per year above the total Monthly Rent actually paid for the preceding period nor shall each annual increase be greater than six percent (6%) per year above the total Monthly Rent actually paid for the preceding period.

For the computation described above, the "Consumer Price Index" shall be in the United States Department of Labor, bureau of Labor Statistics, for all items in the Los Angeles/Anaheim/Riverside, California area with the base year 1982-84 = 100, or any other renamed local index covering the Los Angeles/Anaheim /Riverside area or any other successor or substitute index appropriately adjusted.

                                  EXHIBIT "I"

                                BALCONY DRAWING


                               [BALCONY DRAWING]

                                 EXHIBIT "G-1"

                               MODIFICATION PLAN


                              [MODIFICATION PLAN]

                           SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is made this 24th day of May 1996 between Spieker Properties, L.P., a California limited partnership (the "Landlord"), successor in interest to Carmel Valley Partners I, and First Virtual Holdings, Inc., a Wyoming corporation (the "Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 1, 1996 and a First Amendment To Lease dated May 10, 1996 (collectively the "Lease"), for certain premises located in the Carmel Valley Centre I Suites 301 and 304 (the "Premises"), as more fully described in the Lease; and

        WHEREAS, Landlord and Tenant desire to modify the Lease accordingly;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein the parties hereby mutually agree as follows:

1. Effective September 1, 1996 Suite 303 of the Building, consisting of 1,039 rentable square feet, is hereby added to the Premises increasing the total rentable square feet to 6,705. The Premises, as reconfigured by the addition described in the preceding sentence is shown on Exhibit "B" attached to this Second Amendment with diagonal "cross-hatches". This new Exhibit "B" hereby replaces the previous Exhibit "B" which is hereby deleted.

2. Effective September 1, 1996 Tenant's Monthly Rent is hereby increased by $1,714.00 for a total Monthly Rent of $11,057.00.

3. Effective September 1, 1996 Tenant's percentage share of Operating Expenses is hereby increased by 1.94% for a total of 12.53%.

4. On or before September 1, 1996 Tenant shall deposit with Landlord a Security Deposit in the amount of $1,714.00 for the addition of Suite 303 to the Premises, increasing the total Security Deposit to $11,057.00.

5. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Second Amendment To Lease and that each undersigned officer has been duly authorized and instructed to execute this Second Amendment To Lease.

6. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                               TENANT:

Spieker Properties, L.P.,               First Virtual Holdings, Inc.,
a California limited partnership        a Wyoming corporation

By:     Spieker Properties, Inc.,
        a Maryland corporation,
        its General Partner

By:     [SIG]                           By:     [SIG]
        -------------------------               -------------------------
        Richard L. Romney                       Lee Stein
        Senior Vice President                   President

Date:   18 June 96                      Date:   7 June 96
        -------------------------               -------------------------

                                  EXHIBIT "B"

                                    PREMISES


                          FIRST VIRTUAL HOLDINGS, INC.
                            SUITES 301, 303 AND 304


                                [PREMISES PLAN]

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made this 7th day of June 1996 between Spieker Properties, L.P., a California limited partnership (the "Landlord"), successor in interest to Carmel Valley Partners I, and First Virtual Holdings, Inc., a Wyoming corporation (the "Tenant").

        WHEREAS, Landlord and Tenant entered into a Lease Agreement dated February 1, 1996 and a Second Amendment To Lease dated May 10, 1996 and May 24, 1996 respectively (collectively the "Lease"), for certain premises located in the Carmel Valley Centre I Suites 301, 303 and 304 (the "Premises"), as more fully described in the Lease; and

        WHEREAS, Landlord and Tenant desire to modify the Lease accordingly;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein the parties hereby mutually agree as follows:

1. Effective October 1, 1996 Suite 305 of the Building, consisting of 3,900 rentable square feet, is hereby added to the Premises increasing the total rentable square feet to 10,605. The Premises, as reconfigured by the addition described in the preceding sentence is shown on Exhibit "B" attached to this Third Amendment with diagonal "cross-hatches". This new Exhibit "B" hereby replaces the previous Exhibit "B" which is hereby deleted.

2. Effective October 1, 1996 Tenant's Monthly Rent is hereby increased by $6,435.00 for a total Monthly Rent of $17,492.00.

3. Effective October 1, 1996 Tenant's percentage share of Operating Expenses is hereby increased by 7.29% for a total of 19.82%.

4. On or before October 1, 1996 Tenant shall deposit with Landlord a Security Deposit in the amount of $6,435.00 for the addition of Suite 305 to the Premises, increasing the total Security Deposit to $17,492.00.

5. Tenant warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Third Amendment To Lease and that each undersigned officer has been duly authorized and instructed to execute this Third Amendment To Lease.

6. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:                               TENANT:

Spieker Properties, L.P.,               First Virtual Holdings, Inc.,
a California limited partnership        a Wyoming corporation

By:     Spieker Properties, Inc.,
        a Maryland corporation,
        its General Partner

By:                                     By:     [SIG]
        -------------------------               -------------------------
        Richard L. Romney                       Lee Stein
        Senior Vice President                   President

Date:                                   Date:   July 9, 1996
        -------------------------               -------------------------

                                  EXHIBIT "B"

                                    PREMISES


                          FIRST VIRTUAL HOLDINGS, INC.
                          SUITES 301, 303, 304 AND 305


                                [PREMISES PLAN]



                                  Page 2 of 2